Exhibit 10.1






                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                   ENTERPRISE COMMUNICATIONS CONSULTING INC.,
                        INTERNET BUSINESS SOLUTIONS INC.,
                                       AND
                                   EDNET, INC.









                          Dated as of December 11, 1998








                                 Execution Copy
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                            ASSET PURCHASE AGREEMENT


         This Agreement, dated December 11, 1998, is by and between Enterprise Communications Consulting, Inc., a Washington corporation ("Buyer"), Internet Business Solutions Inc., a California corporation ("Seller"), and EDnet, Inc., a Colorado corporation ("Parent"). Buyer, Seller, and Parent are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, Seller desires to sell and assign, and Buyer desires to purchase and assume, substantially all of the assets and certain of the liabilities of Seller on the terms and subject to the conditions set forth herein; and

         WHEREAS, Parent owns all of the outstanding capital stock of Seller and intends to dissolve and liquidate Seller promptly after the closing of the transactions contemplated hereby, and Buyer and Parent desire to provide for certain post-closing covenants among themselves;

                                    AGREEMENT

         Now, therefore, in consideration of the premises and of the mutual promises and covenants contained herein, the parties agree as follows:

Definitions

         Unless otherwise stated in this Agreement or required by the context in which they are used, the following terms shall have the meanings set forth below:



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1.1 "Assets" means the assets of Seller to be purchased by Buyer  hereunder,  as more fully specified in Section 2.1.


1.2 "Assumed Liabilities" means the liabilities of Seller to be assumed by Buyer hereunder, as more fully specified in Section 2.2.

1.3 "Closing" means the closing of the transactions contemplated hereby as described in Section 3.

1.4 "Closing Date" means the date specified in Section 3.1 hereof.

1.5 "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Contracts" means all contracts, agreements, leases, licenses, permits, warranties, consents, orders, registrations, memberships, privileges, approvals and other similar rights and all other commitments, understandings, options, rights, and interests, written or oral, of Seller or to which Seller is a party, excluding this Agreement.

1.7  "Environmental  Laws"  means  any  federal,   state  or  local  tax,  rule,
regulation, ordinance, statute, order, licence, permit, judgment or award relating to pollution of the ambient environment and applicable to Seller's business, including, without limitation, laws relating to air, water or soil quality, or the handling, storage, release or disposal of any substance defined or listed as a hazardous substance under the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, and includes, without limitation, petroleum oil and its fractions, or compliance with any of the foregoing, or both, in effect as of the date of this Agreement.

1.8 "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.



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1.9 "Escrow Agent" means the third party selected jointly by Seller and Buyer to serve as escrow agreement under the Escrow Agreement.


1.10 "Escrow Agreement" means the escrow agreement between Seller, Buyer, and the Escrow Agent to be negotiated, executed, and delivered in good faith by such parties within 30 days after the Closing Date, as described more fully in
Section 7.5.

1.11 "Escrow Funds" means that portion of the Purchase Price deposited with the Escrow Agent in accordance with Section 3.3(b) of this Agreement and held and disbursed by the Escrow Agent in accordance with the Escrow Agreement, together with any interest income earned on such sum while held by the Escrow Agent.

1.12 "Financial Statements" means the September 1998 Balance Sheet and the unaudited statement of income of Seller for the year ended September 30, 1998.



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1.13  "Intellectual  Property" means (a) all inventions  (whether  patentable or unpatentable, and whether or not reduced to practice), improvements thereto, and
patents,  patent  applications,  and  patent  disclosures,   together  with  all
reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, and domain names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, reservations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential business information, (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs,
drawings,  specifications,   customer  and  supplier  lists,  pricing  and  cost
information, and business and marketing plans and proposals); (e) all computer software (in both source and object code form), databases, listings, code
(including  HTML  code),   CGI  scripts,   Java  applets,   routines  and  other
computer-related materials or information, along with all documentation (in hard and machine readable formats) therefor; (f) all other proprietary rights; and
(g) all copies and tangible embodiments thereof (in whatever form or medium).


1.14 "Knowledge" means actual knowledge after reasonable investigation.

1.15 "Material" or "Materially," with reference to any fact, means, unless the term is otherwise defined or the context requires otherwise, material to Seller's business and the Assets when considered as a whole.

1.16 "Permitted Liens" means (a) minor imperfections of title that do not detract from the value or impair the use of any Asset; (b) liens for taxes, assessments and other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and as to which adequate reserves have been set aside in accordance with generally accepted accounting principles; and (c) statutory liens of mechanics, materialmen, warehousemen or carriers and similar liens arising by operation of law in the ordinary course of business for sums not yet due or being contested in good faith and as to which adequate reserves have been set aside in accordance with generally accepted accounting principles, all of which such Permitted Liens shall be set forth at
Schedule 1.16.

1.17 "Purchase Price" has the meaning set forth in Section 3.2.

1.18 "September Balance Sheet" means the unaudited balance sheet of Seller as of September 30, 1998, attached hereto as Annex A to Schedule 4.8.

Purchase of Assets and Assumption of Liabilities



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2.1 Purchase and Sale of Assets. On the Closing Date, Seller will sell,  assign, transfer, and convey to Buyer, and Buyer will purchase, acquire, and accept from Seller, all the assets, real and personal, tangible and intangible, owned by Seller and related to the conduct of Seller's business (the "Assets"). The Assets will be transferred to Buyer free and clear of all debts, liens, security interests, mortgages, trusts, claims, or other liabilities or encumbrances except for Permitted Liens and liens of record on real property, and shall include, without limitation, the following:


     (1) all cash, cash equivalents, securities, short-term investments, and similar highly liquid instruments;

     (2)  all  accounts  receivable  (whether  current  or  noncurrent),   notes
          receivable, and all other instruments and interests of a similar nature;

     (3)  all prepayments and prepaid expenses;

     (4) all interests (including leasehold interests) in tangible personal property;

     (5) all interests (including leasehold interests) in real property, including land, buildings, fixtures and the like;

     (6)  all Intellectual Property;

     (7) all other intangible assets and intellectual property including, without limitation, all license rights;

     (8) all permits, authorizations, consents, and approvals of governmental entities;

     (9)  all rights existing under all Contracts;

     (10) all creative materials of Seller, including, without limitation, sales and promotional materials and photographs, films, art work, color separations and the like related to Seller's business;



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     (11) all policies of insurance and rights  thereunder,  rights of indemnity from third parties, standby commitments of third parties, and other similar rights of every kind and nature;


     (12) all books, records, files, and papers, whether in hard or machine readable format, pertaining to Seller's customers, suppliers, distributors, personnel, and agents, and all other books, ledgers, files, documents, correspondence, computer programs and business records of Seller of every kind and nature, other than (i) records required by law to be retained by Seller, copies of which have been furnished to Buyer at or before the Closing, (ii) records whose transfer would violate confidentiality agreements, and (iii) Seller's taxpayer and other identification numbers, seal, minute books, charter documents, corporate stock record books, and such other books and records as pertain to the organization, existence or share capitalization of Seller or as are necessary to enable Seller to file its tax returns and reports; provided, however, that such books and records will be maintained in existence for not less than two years following the Closing Date and that the originals of such books and records will be made available for inspection and duplication by Buyer, at its expense, upon reasonable request during normal business hours;

     (13) all claims, refunds, credits, causes of action, choses in action, rights of recovery, and rights of set-off of every kind and nature (other than those having no relation to Seller's business), all goodwill as a going concern, and all goodwill associated with the assets described in Sections 2.1(c), (d), (f) and (g); and

     (14) any assets set forth as assets of Seller on the September Balance Sheet not otherwise described in Sections 2.1(a) through (m) above.

2.2 Assumption of Liabilities. On the Closing Date, Seller will assign to Buyer, and Buyer will assume and agree to pay, defend, discharge, and perform as and when due, the following liabilities (the "Assumed Liabilities"):



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     (1)  all  liabilities set forth on the September  Balance Sheet,  excluding intercompany balances and any liability of Seller for federal, state, and local taxes of any kind whatsoever, including any interest, penalty or addition thereto; and


     (2)  all obligations under the Contracts.

Buyer will not assume or be responsible for any obligation or liability of Seller except as set forth in Sections 2.2(a) and (b).

3.  Closing and Purchase Price

3.1 Closing. The Closing of the transactions contemplated by this Agreement will take place at the offices of Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington 98101 at 10:00 a.m., Pacific Time, on or before December 31, 1998, as the Parties may mutually agree (the "Closing Date").

3.2 Purchase Price. The Purchase Price for the Assets (the "Purchase Price") will be One Million U.S. Dollars ($1,000,000).

3.3  Payment of Purchase Price

     (1) On the Closing Date, Buyer shall pay Nine Hundred Thousand Dollars ($900,000) to Seller paid by wire transfer of immediately available funds to such bank account as Seller shall designate.

     (2) Within thirty days after the Closing Date, Buyer shall deposit One Hundred Thousand Dollars ($100,000) with the Escrow Agent under the Escrow Agreement. Subject to the terms and conditions of the Escrow Agreement, up to Fifty Thousand Dollars ($50,000) of such Escrow Funds will be disbursed to Seller not later than six months after the Closing Date, with the balance of the Escrow Funds to be disbursed to Seller not later than one year after the Closing Date.

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3.4  Allocation  of Purchase  Price.  The Parties agree to allocate the Purchase
Price (and all other capitalizable costs) among the Assets for all purposes (including financial accounting and tax purposes), and to file IRS Form 8594 in a manner consistent with such allocation, in accordance with the allocation schedule to be prepared by Buyer and delivered to Seller within 30 days after the Closing Date.

3.5 Seller's Deliveries at Closing. At the Closing and subject to the terms and conditions set forth herein, Seller shall deliver to Buyer the following documents, duly executed by the respective parties thereto:

     (1) confidentiality and ownership of developments agreements, in the form attached as Exhibit A, executed by each of Seller's employees other than those employees who are requested by Buyer to execute confidentiality, ownership of developments, and employee retention agreements;

     (2) confidentiality, ownership of developments, and employee retention agreements, in the form attached as Exhibit B, executed by those of Seller's employees identified by Buyer prior to the Closing;

     (3) a warranty bill of sale, in the form attached as Exhibit C, relating to the transfer and conveyance of all of Seller's right, interest, and title in the Assets to Buyer;

     (4) an assignment and assumption agreement, in the form attached as Exhibit D, relating to the assignment by Buyer to Seller, and the assumption by Buyer from Seller, of the Assumed Liabilities;

     (5) an assignment of lease, in the form attached as Exhibit E, relating to the assignment by Seller to Buyer of the real property located at 2083 Landings Drive, Mountain View, CA 94043;



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     (6)  all consents,  approvals,  and  authorizations of, and all filings and
          registrations  with,  all  federal,   state,  and  local  governmental
          authorities and any third persons required for consummation of the transactions contemplated hereby;


     (7) a Financing Statement Change (UCC-2) terminating Union Bank of California's security interest in the Assets;

     (8) any other deeds, bills of sale, endorsements, assignments, and other instruments of conveyance and transfer reasonably satisfactory in form and substance to Buyer that may be required to effect the sale, transfer, assignment, and conveyance of the Assets and Assumed Liabilities to Buyer;

     (9) a certificate from the Secretary or other duly authorized officer of Seller certifying that the execution, delivery, and performance of this Agreement and all actions taken or to be taken in connection herewith have been approved by Seller's Board of Directors and shareholders, and to which such certificate shall be attached copies of the relevant resolutions of the Board of Directors and of the shareholders; a certified copy of Seller's articles of incorporation, as amended, issued within ten business days of the Closing Date by the Secretary of State of California; Seller's Bylaws; a certificate of good standing for Seller issued within ten business days of the Closing Date by the Secretary of State of California; and a tax clearance certificate issued within ten business days of the Closing Date by the relevant tax authorities of the State of California;

     (10) a list of all creditors and claimants known to Seller within three days of the Closing Date in the form set forth in Exhibit F;



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     (11) a certificate  from the Secretary or other duly authorized  officer of
          Parent certifying that the execution, delivery, and performance of this Agreement and all actions taken or to be taken in connection herewith have been approved by Parent's Board of Directors, and to which such certificate shall be attached copies of the relevant resolutions of the Board of Directors; a certified copy of Parent's articles of incorporation, as amended, issued within ten business days of the Closing Date by the Secretary of State of Colorado; Parent's Bylaws; and a certificate of good standing for Parent issued within the most recent date practicable by the Secretary of State of Colorado;


     (12) a certificate from the Secretary or other duly authorized executive officer of Seller and of Parent, dated as of the Closing Date, to the effect that the respective representations and warranties of Seller and Parent contained in this Agreement are in all material respects true and complete on and as of the Closing Date as though made on and as of such date, and that Seller and Parent have each complied in all material respects with or performed all terms, covenants, and conditions to be complied with or performed by such party at or prior to the Closing;

     (13) such incumbency certificates and other documents as Buyer reasonably may request; and

     (14) an unaudited balance sheet of Seller, dated as of the Closing Date, and a list of all "work-in-progress" as of the Closing Date.


3.6 Buyer's Deliveries at Closing. At the Closing and subject to the terms and conditions set forth herein, Buyer shall deliver to Seller the following documents, duly executed by the respective parties thereto:

     (1) a certificate from the Secretary or other duly authorized officer of Buyer certifying that the execution, delivery, and performance of this Agreement and all actions taken or to be taken in connection herewith have been approved by Buyer's Board of Directors, and to which such certificate shall be attached copies of the relevant resolutions of the Board of Directors;



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     (2)  a certificate  from the Secretary or other duly  authorized  executive officer of Buyer, dated as of the Closing Date, to the effect that the representations and warranties of Buyer contained in this Agreement are in all material respects true and complete on and as of the Closing Date as though made on and as of such date, and that Buyer has complied in all material respects with or performed all terms, covenants, and conditions to be complied with or performed by it at or prior to the Closing; and


     (3) such incumbency certificates and other documents as Seller reasonably may request.

Representations and Warranties of Seller and Parent

4.   Parent and Seller represent and warrant to Buyer as follows:

4.1 Organization and Standing. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California, and Parent is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado. Seller has full corporate power and corporate authority to own or lease its properties and to carry on its business as now being conducted and is duly qualified to do business and in good standing in each jurisdiction where it is required to be so qualified.

4.2 Authorization and Binding Obligation. Each of Seller and Parent has full corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by each of Seller and Parent have been duly and validly authorized by all necessary corporate action on the part of Seller and or Parent, as the case may be. This Agreement has been duly executed and delivered by Seller and by Parent and constitutes the legal, valid, and binding obligation of Seller and Parent, as the case may be, enforceable against each of them in accordance with its terms.



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4.3 Absence of  Conflicting  Agreements  or Required  Consents.  The  execution, delivery, and performance of this Agreement by Seller and by Parent (a) do not require (i) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over Seller, Parent, or the Assets or
(ii) the submission or filing of any notice, report or other filing with any governmental or regulatory authority having jurisdiction over Seller or Parent;
(b) will not violate any provisions of Seller's or Parent's Articles of Incorporation or Bylaws; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to Seller or Buyer in any way having a material adverse effect on the Assets or the Assumed Liabilities; (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract to which Seller is now subject or by which any of the Assets is bound or affected; and (e) will not result in the creation of any lien, charge or encumbrance on any of the Assets.


4.4 Title to and Condition of Real Property. Schedule 4.4 contains a list of all real property currently owned or leased by Seller. Seller has good and marketable fee simple title to all of the real property listed as owned by it in
Schedule 4.4, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, leases, charges, and other claims and encumbrances of any nature whatsoever and without reservation or exclusion by Seller of any mineral, timber or other rights or interests, except Permitted Liens and easements, rights of way and restrictions of record. Seller has delivered to
Buyer copies of all leases listed in Schedule 4.4 (including any and all amendments and other modifications thereof), which leases are in full force and effect. Seller is not in material default under any such leases and no event has occurred and is continuing that, with the passage of time or upon giving of notice or both would constitute an event of default thereunder. All real property listed in Schedule 4.4 (including improvements thereon) is in satisfactory condition and repair consistent with its present use, and available for immediate use in the conduct of Seller's business. None of the property listed in Schedule 4.4 violates in any material respect any applicable building or zoning code or regulation of any governmental authority having jurisdiction.



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4.5 Title to and Condition of Personal  Property.  Without  material  exception,
Schedule 4.5 contains descriptions of all tangible personal property and assets owned, leased or held by Seller and significantly related to the conduct of its business. Seller has delivered to Buyer copies of all leases and other agreements or documents affecting the properties listed in Schedule 4.5 (including any and all amendments and other modifications to such leases and other agreements), all of which leases and other agreements are valid, binding, and enforceable in accordance with their terms. Neither Seller nor, to Seller's knowledge, any other party to such leases and other agreements is in material default thereunder. The properties listed in Schedule 4.5 are in good operating
condition  and  repair  (ordinary  wear  and  tear  excepted),   are  performing
satisfactorily, and are available for immediate use in the conduct of Seller's business. All such tangible personal property and the state of maintenance thereof are in compliance in all material respects with all applicable statutes, ordinances, rules and regulations, federal, state and local. Seller has good and marketable title to all of the personal property included in the Assets, free and clear of all security interests, mortgages, liens, pledges, charges, valid claims or encumbrances of any kind or character, except Permitted Liens.


4.6 Contracts.  Schedule 4.6 lists all Contracts:

     (1) for the lease of personal property to or from any person providing for lease payments in excess of $5,000 per year;

     (2) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Seller, or involve payments in excess of $5,000;

     (3)  any agreement concerning a partnership or joint venture;



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     (4)  any agreement (or group of related  agreements) under which Seller has
          created,  incurred,   assumed,  or  guaranteed  any  indebtedness  for
          borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a security interest on any of the Assets;


     (5) any agreement imposing confidentiality or noncompetition obligations on Seller;

     (6) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of Seller's current or former directors, officers, and employees;

     (7)  any collective bargaining agreement;

     (8) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000 or any severance benefits;

     (9) any agreement under which Seller has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

     (10) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of Seller; or

     (11) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.



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         Seller has  delivered  to Buyer  copies of all written  Contracts,  and descriptions of all oral Contracts, listed in Schedule 4.6 (including any and all amendments and other modifications thereto). The parties to each Contract that is an Asset have complied in all material respects therewith and no such party is in material default under any of such Contracts, nor has Seller granted or been granted any material waiver or forbearance with respect to any of such Contracts. Seller has full legal power and authority to assign its rights under all Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability, and continuity of any of such Contracts in accordance with their terms.


4.7 Intellectual Property.

     (1) Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

     (2) Seller has neither interfered with, infringed upon, misappropriated, or otherwise come into conflict with any third party Intellectual Property nor has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any third party Intellectual Property rights). To Seller's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of Seller's Intellectual Property rights.

     (3) Schedule 4.7(c) identifies each of Seller's patents, trademarks, service marks, trade dress, logos, trade names, registrations issued to Seller for any of its Intellectual Property, and each license, agreement or other permission that Seller has granted to any third party with respect to any of its Intellectual Property. Seller has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property identified in Schedule 4.7(c):

          (1) Seller possesses all right, title, and interest in and to the item, free and clear of any security interest, license or other restriction;


          (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Seller's knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (4) Seller has not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (4) Schedule 4.7(d) identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement or permission, except for any off-the-shelf or other generally available commercial computer software that Seller uses pursuant to "click-through" or "shrinkwrap" license agreements. Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property that Seller uses pursuant to license, sublicense, agreement or permission:

          (1)  the license,  sublicense,  agreement,  or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (3) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;


          (4) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (5)  with  respect  to  each  sublicense,   the   representations  and
               warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

          (6) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (7) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Seller's knowledge, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (8) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

4.8 Financial Statements. Copies of the Financial Statements are set forth at Annex A and Annex B to Schedule 4.8. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, from the books and records of Seller, fairly present the financial condition of Seller and the results of its operations as of September 30, 1998 and for the periods so indicated, and are correct and complete.

4.9 No Undisclosed Liabilities. The Seller has no liabilities except for (a) liabilities set forth on the face of the September Balance Sheet and (b) liabilities incurred after September 30, 1998 in the ordinary course of Seller's business (none of which results from, arises out of, relates to, or was caused by any breach of contract, warranty, tort, infringement, or violation of law, including Environmental Laws). Seller is not subject to any material liability or obligation that, in accordance with Seller's past practices in preparing its financial statements, should have been included or adequately reserved against in the September 30, 1998 Balance Sheet and was not so included or reserved against.


4.10 Accounts Receivable. Schedule 4.10 sets forth a complete and accurate list of Seller's accounts receivable as of November 30, 1998. The accounts receivable reflected in the Financial Statements and listed Schedule 4.10, and the accounts receivable that have arisen since September 30, 1998, (a) have arisen from bona fide transactions in the ordinary course of Seller's business; (b) represent valid obligations due to Seller, enforceable in accordance with their terms; (c) have been collected or will be collected in the ordinary course of Seller's business, subject only to allowances for doubtful accounts set forth in the Financial Statements; and (d) will not be subject to any recoupments, setoffs or counterclaims.

4.11 Insurance. Schedule 4.11 lists all policies of insurance that insure the Seller, the Assets, and certain of Seller's officers. All policies of insurance listed in Schedule 4.11 are valid, enforceable, and in full force and effect, all premiums with respect to such policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

4.12 Litigation and Administrative Proceedings. There is no litigation, proceeding or investigation pending or threatened against Seller or any of the Assets in any court or before any administrative agency that might result in any material adverse effect upon the business, financial condition or results of operations of Seller or any of the Assets or that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

4.13 Compliance With Laws. Seller has not received any notice asserting that Seller is in default under, or in violation of, any applicable statute, law, ordinance, decree, order, rule, or regulation, franchise, permit or license of any governmental body, which has resulted or may reasonably be expected to result in a material adverse effect upon the business, financial condition or results of operations of Seller or any of the Assets. Seller is not in default under or in violation of any judgment, order, injunction or decree of any court, administrative agency, or other governmental authority in any respect material to the transactions contemplated hereby.


4.14 Environmental Compliance. Seller is in compliance in all respects with all Environmental Laws applicable to the conduct of its business. Within five years prior to the date of this Agreement, Seller has not received any notice asserting any noncompliance in any respect by it with any Environmental Laws from any federal, state, or local agency having jurisdiction over it.

4.15 Reports. All reports and statements required to be filed by Seller with any governmental agency with respect to its business have been filed, and all reporting requirements of any governmental authorities having jurisdiction thereof have been complied with in all respects. All of such reports and statements are materially complete and correct as filed.

4.16 Licenses and Permits. Seller has currently in full force and effect, without material exception, all of the licenses and permits required (including all licenses and permits required by Environmental Laws) to conduct its business as it is presently conducted. Copies of each such license and permit, as currently in force, have been made available to Buyer prior to the Closing. Seller has not received notice from any regulatory authority indicating its intention to amend materially and adversely or to revoke any such license or permit or to conduct hearings, investigations or other proceedings potentially leading to such action.

4.17 Absence of Certain Changes. Since September 30, 1998, there has not been any material adverse change in the business, financial condition, operations, of future prospects of the Seller. Without limiting the generality of the foregoing, since that date there has not been:


     (1) any change in the financial condition or in the assets or liabilities of Seller as set forth in the Financial Statements, except for changes in the ordinary course of business that individually and in the aggregate have not been materially adverse to Seller or any of the Assets;

     (2) any pending or threatened union organizational activity, labor dispute, strike or work stoppage affecting Seller's business or the Assets, or any charge or complaint against Seller filed with the National Labor Relations Board or any administrator of any applicable state or federal equal employment opportunity laws;

     (3) any damage, destruction or loss (whether or not covered by insurance) materially affecting the Assets;

     (4) any entry into any agreement, contract, lease or license either involving more than $5,000 or outside the ordinary course of business;

     (5) any sale, assignment, lease, assignment or other transfer of any of its Assets, tangible or intangible, other than for fair consideration in the ordinary course of business;

     (6) any creation or assumption of any mortgage, pledge or other lien, encumbrance or security interest upon any of Assets, except for Permitted Liens;

     (7) any sale, assignment, transfer, grant abandonment or lapse on the part of Seller of any material licenses or permits or any portion thereof, or any license of any rights under or with respect to Seller's Intellectual Property;

     (8)  any  liabilities  incurred  by  Seller,   except  current  liabilities
          incurred in the ordinary course of business and liabilities under Contracts entered into in the ordinary course of business;


     (9) any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person involving more than $5,000;

     (10) any capital expenditures exceeding $5,000 or commitments therefor;

     (11) any notes, bonds, or other debt security issued, or any indebtedness created, incurred, assumed or guaranteed, except for advances made to employees for expenses in the ordinary course of business;

     (12) any extraordinary losses or waivers of any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

     (13) any delay or postponement in the payment of accounts payable and other liabilities outside the ordinary course of business;

     (14) any cancellation, acceleration, termination, or modification by any party of any agreement, contract, lease or license involving more than $5,000 to which Seller is a party or by which Seller is bound;

     (15) any declaration, set aside, distribution or payment of any dividend with respect to Seller's capital stock or redemption, purchase or acquisition of Seller's capital stock;

     (16) any cancellation, compromise, waiver or release of any right or claim outside the ordinary course of business;

     (17) any change in the employment terms of any of Seller's directors, officers, or employees outside the ordinary course of business; or


     (18) any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Seller.

4.18 Tax Matters.

     (1) All United States, state, local and foreign tax returns and reports heretofore required to be filed by or with respect to Seller's business have been so filed and all such returns were complete and correct in all respects.

     (2) No taxing authority has asserted any deficiency in the payment of any tax or informed Seller that it intends to assert any such deficiency or to make any audit or other investigation of Seller for the purpose of determining whether such a deficiency should be asserted against or with respect to Seller's business.

     (3) Seller has not waived any statute of limitations or agreed to any extensions of time for assessment or deficiency in respect of any United States, state, local or foreign income taxes.

     (4) Seller is not a party to any allocation or sharing agreement with respect to any United States, state, local or foreign income taxes.

4.19 Personnel Information. Schedule 4.19 sets forth (a) a complete and accurate list of all directors, officers, employees or consultants of Seller as of the date of this Agreement, specifying their names and job designations; visa status (as applicable); the total amount paid or payable as compensation to each such person, and the basis of such compensation, whether salaried, hourly, or fixed or commission or a combination thereof; and accrued benefits for such persons as of the date of this Agreement; and (b) the names and titles (as applicable) of each person employed by Seller pursuant to a written employment agreement or retained by Seller pursuant to a written agreement for consulting or other advisory services.


4.20 Employees and Labor Relations Matters.

     (1) Seller has complied in all respects with all state and federal labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

     (2) There is no unfair labor practice charge, complaint or other action against Seller pending or, threatened before the National Labor Relations Board and Seller is not subject to any order to bargain by the National Labor Relations Board.

     (3) There is no labor strike, dispute, petition for representation, demand for recognition by a union, slowdown or stoppage pending or, to Seller's knowledge, threatened against Seller.

     (4) No grievance that might have a material adverse effect on the Assets or Seller's business and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no basis exists for any such grievance or arbitration proceeding.

     (5) No employee of Seller is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreements with any third party relating to the present business activities of Seller.

4.21 Employee Plans.  Except as set forth in Schedule 4.21:

     (1) Seller is not a party to any: (i) management, employment or other contract providing for the employment or rendition of services; (ii) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement; or (iii) other employment contract or other compensation agreement or arrangement, oral or written, affecting or relating to any current or former employee of Seller.


     (2) Seller and every member of any controlled group (within the meaning of Code section 414(b) and (c)) of which Seller is a member (an "ERISA Controlled Group") is in compliance with the continuation coverage requirements of Code section 4980B and Part 6 of Title I of ERISA.

     (3) Seller has no potential "withdrawal liability" as defined in Section 4201 of ERISA and no partial or complete withdrawal has occurred with respect to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) that has resulted in any withdrawal liability for which the Seller or any member of its ERISA Controlled Group may be liable.

4.22 Brokerage. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

5.  Representations And Warranties of Buyer

    Buyer represents and warrants to Seller as follows:

5.1 Organization and Standing. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Washington.

5.2 Authorization and Binding Obligation. Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.


5.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance of this Agreement by Buyer (a) do not require (i) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over Buyer or of any third party or (ii) the submission or filing of any notice, report or other filing with any governmental or regulatory authority having jurisdiction over Buyer; (b) will not violate Buyer's Articles of Incorporation or Bylaws; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Buyer; and (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, instrument, license or permit individually or in the aggregate material to the transactions contemplated hereby and to which Buyer is now subject.

5.4  Brokerage.  Buyer  has  not  entered  into  any  agreements  for  brokerage
commissions,   finders'  fees  or  similar  compensation  with  respect  to  the transactions contemplated by this Agreement.

6.  Indemnity

6.1 Seller's Agreement to Indemnify. Seller and Parent shall defend, indemnify and hold Buyer harmless against and in respect of: (a) any and all damages or deficiencies resulting to Buyer from any breach of any of Seller's or Parent's representations or warranties and any covenant or agreement on the part of Seller contained herein; and (b) any liability or obligation arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, deficiencies, interest, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees, incident to the disposal of any matter that is the subject of indemnification pursuant to subsection (a) of this Section 8.1. The obligations of Seller and Parent under this Section 8.1 shall be joint and several. 1.1

6.2 . Buyer shall defend, indemnify and hold Seller harmless against and in respect of: (a) any and all damages or deficiencies resulting to Seller from any breach of any of Buyer's representations or warranties and any covenant or agreement on the part of Buyer contained herein; and (b) any liability or obligation arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, deficiencies, interest, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees, incident to the disposal of any matter that is the subject of indemnification pursuant to subsection (a) of this Section 8.2.

6.3 . Seller and Parent, on the one hand, and Buyer, on the other, will provide each other with notice of all third-party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of this Section 8.3 (collectively, "Third Party Claims") promptly after becoming aware thereof. Such notice shall state the nature and basis of such Third Party Claims and the amounts thereof, in reasonable detail, to the extent then known by the indemnified party, and will otherwise timely make available all relevant information material to the defense of any Third Party Claims against it. The indemnifying party will have the right to elect to join in the defense of any such Third Party Claim at its sole expense, and no claim will be settled or compromised without the consent (which will not be unreasonably withheld) of the indemnifying party unless (i) the suit, action, claim, liability or obligation seeks to impose any liability or obligation upon the indemnified party other than for money damages, (ii) the suit, action, claim, liability or obligation relates to the indemnified party's relationship with its customers or employees, or (iii) the indemnifying party has failed, after the lapse of a reasonable time, but in no event more than thirty (30) days, after notice to it of such proposed settlement, to notify the indemnified party of the indemnifying party's objection thereto. If the indemnifying party wishes, it may control the defense of such litigation, at its own expense; provided that legal counsel and other professional and expert assistance retained in connection with such defense must be reasonably satisfactory to the indemnified party. The indemnified party shall provide copies of documents and furnish relevant data in connection with any Third Party Claim.

7.  Other Agreements and Post-Closing Covenants

7.1 Survival. The representations, warranties, covenants, indemnities, and agreements contained herein will survive the Closing.

7.2 Public Announcements. Neither Seller nor Parent will issue or make any press release or other announcement concerning this Agreement and the transactions contemplated hereby without the approval of Buyer, except as may be required by law, in which case Seller or Parent, as the case may be, will consult with Buyer prior to issuing the announcement.

7.3 Cooperation. Subsequent to Closing, Seller and Parent, on the one hand, and Buyer, on the other, will each make available to the other for inspection and copying at reasonable times any documents retained by Buyer, Seller, or Parent, as the case may be, that are reasonably required by the party requesting such documents and that are related to the Seller's business and the transactions contemplated hereby.

7.4 Expenses. Each Party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation, and performance of this Agreement.

7.5 Escrow Arrangement. Within 30 days after the Closing Date, Seller, Buyer, and the Escrow Agent shall negotiate, execute, and deliver in good faith an escrow agreement that will govern disbursement of the Escrow Funds. The escrow agreement shall contain customary terms and conditions relating to the establishment of an interest-bearing escrow account and the obligations of the Escrow Agent. Subject to the terms and conditions of the escrow agreement, Fifty Thousand Dollars ($50,000) of the Escrow Funds, less any amounts paid to Buyer under the Escrow Agreement in satisfaction of Buyer's indemnification claims hereunder ("Indemnification Payments"), shall be disbursed to Seller not later than six months after the Closing Date, with the balance of the Escrow Funds, less any Indemnification Payments, to be disbursed to Seller not later than twelve months after the Closing Date. Subsequent to the Closing, Buyer and Seller may agree to release all or a portion of the Escrow Funds prior to such six month or twelve month release dates, as the case may be, and to instruct the Escrow Agent accordingly.


7.6 Seller's Name Change. Within five business days after the Closing Date, Seller shall make such filings with appropriate governmental authorities of the State of California and of each other jurisdiction in which Seller is qualified to do business as a foreign corporation as may be necessary to change Seller's name from "Internet Business Solutions, Inc." to any other name that is not substantially similar thereto.

7.7 Compliance with Bulk Sales Law. Within 30 days after the Closing Date, Seller and Buyer shall take such actions as may be necessary to comply with the bulk sales law of the State of California set forth in Division 6 of the California Commercial Code.

7.8 Employee Benefits. Seller shall pay directly to each former employee of Seller the portion of all benefits that has accrued on behalf of each employee as of the Closing Date, and Buyer shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement (a "Plan"), written or oral, sponsored or maintained by Seller or Parent (and no amount attributable to any such Plan) shall be transferred to Buyer, and Buyer shall not be required to continue any such Plan after the Closing Date. Buyer shall not be liable for any claim for insurance, reimbursement or other benefits payable to Seller's employees by reason of any event that occurs prior to the Closing Date.

7.9 Buyer's Use of Parent's Accounting System. Parent shall provide accounting services to Buyer of the kind provided by Parent to Seller prior to the Closing Date for a period commencing on the Closing Date and terminating on March 31, 1999. Buyer shall pay to Parent all reasonable direct costs incurred by Parent in providing such accounting services to Buyer during such period.

8.  Covenants of Seller

8.1 Access to Properties, Books and Records. Prior to the Closing Date, Seller shall, at Buyer's request, afford or cause to be afforded to the agents, attorneys, accountants and other authorized representatives of Buyer reasonable access during normal business hours to all of Seller's employees, properties, books, and records and shall permit such persons, at Buyer's expense, to make copies of such books and records. No investigation by Buyer or any of its authorized representatives pursuant shall affect any representation, warranty or closing condition of any party hereto or Buyer's rights to indemnification hereunder.

8.2 Negative Covenants. Except as otherwise permitted by this Agreement or with the prior written consent of Buyer, prior to the Closing, Seller shall not:

     (1) incur additional debt for borrowed money, incur or increase any obligation or liability (fixed, contingent or other, including without limitation liabilities as a guarantor or otherwise with respect to obligations of others) except in the ordinary and usual course of its business and consistent with past practices, forgive or release any debt or claim, or give any waiver of any right of material value or voluntarily suffer any extraordinary loss;

     (2) make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) other than (i) current liabilities (including the current portion of any long-term liabilities) included in the Financial Statements and (ii) current liabilities incurred or maturing since September 30, 1998 in the ordinary course of business;

     (3) declare, pay or make any dividend or other distribution of money or property on or with respect to any share of its capital stock;

     (4) issue, sell, encumber or give any option or right to purchase any of its capital stock or other securities or purchase, redeem or otherwise acquire or commit to acquire, directly or indirectly, any shares of its capital stock;

     (5) mortgage, pledge, otherwise encumber or subject to lien any of its assets or properties, tangible or intangible, or commit itself to do any of the foregoing, except for Permitted Liens;


     (6) except in the ordinary and usual course of its business and in each case for fair consideration, dispose of, or agree to dispose of, any of the Assets or lease or license to others (including officers and directors), or agree so to lease or license, any of the Assets;

     (7) acquire any material assets other then assets acquired in the ordinary and usual course of its business and consistent with past practices;

     (8) purchase or otherwise acquire, or agree to purchase or otherwise acquire, any debt or equity securities of any corporation, partnership, joint venture, firm or other entity other than equity securities issued by a money market fund registered as an investment company under the Investment Company Act of 1940;

     (9) enter into any transaction or contract or make any commitment to do the same, except in the ordinary and usual course of business;

     (10) increase the wages, salaries, compensation, pension or other benefits payable, or to become payable by it, to any of its officers, employees or agents, including without limitation any bonus payments or severance or termination pay, other than increases in wages and salaries required by employment arrangements existing on the date hereof or otherwise in the ordinary and usual course of its business; or

     (11) Agree or commit to do any of the foregoing.

8.3 Affirmative Covenants. Except as otherwise permitted by this Agreement or with the prior written consent of Buyer, prior to the Closing, Seller shall:

     (1) operate its business as presently operated and only in the ordinary course and consistent with past practices;


     (2) advise Buyer in writing of any litigation or administrative proceeding that challenges or otherwise materially affects the transactions contemplated hereby and of any material adverse change or any event, occurrence or circumstance which is likely to cause a material adverse change in the Assets or to Seller's business;

     (3) use its best efforts to obtain the consent, on terms and conditions not materially less favorable than those in effect on the date hereof, to the transactions contemplated hereby from third parties under the terms of any contract or agreement to which Seller is a party or by which it is bound,

     (4) use its best efforts to maintain all of the tangible Assets in good operating condition, reasonable wear and tear excepted, consistent with past practices, and take all steps reasonably necessary to maintain the intangible Assets;

     (5)  not cancel or change any policy of insurance relating to the Assets;

     (6) maintain, consistent with past practices, all inventories, office supplies and other expendable items included in Assets;

     (7)  use its best efforts to retain all current employees;

     (8)  maintain its books and records in accordance with past practices;

     (9) pay and discharge all taxes, assessments, governmental charges and levies imposed upon it, its income or profits or upon any property belonging to it, in all cases prior to the date on which penalties attach thereto;

     (10) comply with all laws, rules and regulations applicable to it; (1)

     (11) preserve and maintain its separate corporate existence, rights, privileges and franchises in connection therewith and not amend its articles of incorporation or bylaws.

8.4 No Negotiations With Others. Parent and Seller shall refrain, and shall cause their officers, directors, employees and agent retained to refrain, from initiating or soliciting any inquiries or making any proposals with respect to, or engaging in negotiations concerning, or providing any confidential information or data to or having any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Seller. Parent and Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

9. Joint Covenant

         Each of Buyer, Parent, and Seller covenant and agree that it will use its best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to their respective obligations hereunder. No party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement, except that nothing in this Section 9.1 shall limit the rights of the parties under Sections 10, 11 and 12.

10. Conditions to Obligations of Buyer

         The obligations of Buyer under Sections 2 and 3 are, at its option, subject to satisfaction, at or prior to the Closing, of each of the following conditions:

10.1 Consents. Seller shall have obtained the third-party consents required under the terms of the Contracts to be assigned by it hereunder, and such consents shall not have required any change to the terms and conditions of the Contracts other than changes consented to in writing by Buyer.

10.2 Representations, Warranties and Covenants.

     (1) All representations and warranties of Parent and Seller made in this Agreement, or in any certificate delivered pursuant hereto, shall in all material respects be true and complete on and as of the Closing Date with the same force and effect as if made on and as of that date.

     (2) All of the terms, covenants and conditions to be complied with and performed by Parent and Seller at or prior to the Closing shall in all material respects have been complied with or performed thereby.

10.3 Adverse Proceedings. No suit, action, claim or governmental proceeding shall have been instituted or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, Buyer, Seller or Parent to restrain or prohibit, or obtain damages in respect of, this Agreement or the transactions contemplated by this Agreement.

10.4 No Material Adverse Change. There shall not have been any material adverse change to Seller's business or affecting the Assets.

10.5 Closing Deliverables. Parent and Seller shall have delivered to Buyer all closing documents specified in Section 3.5 hereof.

10.6  Actions  Satisfactory  to  Buyer's  Counsel.  All  actions,   proceedings,
instruments, and documents required to be carried out by this Agreement, or incidental hereto shall be reasonably satisfactory to counsel for Buyer.

11. Conditions to Obligations of Seller

          The obligations of Seller under Section 2 are, at its option, subject to satisfaction, at or prior to the Closing, of each of the following conditions:


11.1 Representations, Warranties and Covenants.

     (1) All representations and warranties of Buyer made in this Agreement, or in any certificate delivered pursuant hereto, shall in all material respects be true and complete on and as of the Closing Date with the same force and effect as if made on and as of that date.

     (2) All of the terms, covenants, and conditions to be complied with and performed by Buyer at or prior to the Closing shall in all material respects have been complied with or performed thereby.

11.2 Adverse Proceedings. No suit, action, claim or governmental proceeding shall have been instituted or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, Buyer, Seller or Parent to restrain or prohibit, or obtain damages in respect of, this Agreement or the transactions contemplated by this Agreement.

11.3 Closing Deliverables. Buyer shall have delivered to Buyer all closing documents specified in Section 3.6 hereof.

11.4 Actions Satisfactory to Seller's Counsel. All actions, proceedings, instruments, and documents required to be carried out by this Agreement, or incidental hereto shall be reasonably satisfactory to counsel for Seller.

12. Termination

12.1 Right of Parties to Terminate. This Agreement may be terminated:

     (1) by Buyer, if any of the third party consents described in Section 10.1 shall have been denied, not permitted to go into effect or obtained on terms not reasonably satisfactory to Buyer and all reasonable final appeals shall have been exhausted;


     (2) by Buyer, if Seller shall have breached any of its obligations hereunder in any material respect;

     (3) by Seller, if Buyer shall have breached any of its obligations hereunder in any material respect; or

     (4) by either Seller or Buyer, by written notice to the other party, if the Closing shall not have occurred by December 31, 1998; provided, however, that the right to terminate this Agreement under this Section 12.1(a) shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

12.2 Effect of Termination. If either Buyer or Seller terminates this Agreement pursuant to Section 12.1, such party shall promptly give written notice thereof to the other Parties. In the event of a termination pursuant to Section 12.1, the Parties shall be released from all liabilities and obligations arising under this Agreement with respect to the matters contemplated by this Agreement, other than for damages arising from a breach of this Agreement.

13. Miscellaneous

13.1 Benefit and Assignment. This Agreement will be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Seller nor Parent may assign its interests under this Agreement without the prior written consent of Buyer.

13.2 Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.


13.3 Governing Law. The construction and performance of this Agreement will be governed by the laws of the State of Washington without giving effect to the choice or conflict of law provisions thereof. Each party submits to the non-exclusive jurisdiction of King County Superior Court or the United States District Court for the Western District of Washington, over any suit, action, or proceeding arising out of or relating to this Agreement and confirms that such court shall have personal jurisdiction over such party. Each party irrevocably waives any right to assert, as a defense or otherwise, any claim that it is not subject to the jurisdiction or the venue of any such court. The Parties agree that such courts offer convenient forums and proper venue for any such suit, action, or proceeding arising from or related to this Agreement.

13.4 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement will be in writing and will be deemed to have been duly delivered on the date of personal delivery or three business days after it is mailed by registered or certified mail, postage prepaid and return receipt requested, to the following addresses, or to such other address as any party may request, in the case of Seller, by notifying Buyer, and in the case of Buyer, by Seller:

         To Seller:                 Internet Business Solutions, Inc.
                                    2083 Landings Drive
                                    Mountain View, CA 94043
                                    Attn:  Brian Service

         To Parent:                 EDnet, Inc.
                                    One Union Street
                                    San Francisco, CA 94111
                                    Attn:  Brian Service

         Copy to:          Niesar & Diamond LLP
                           90 New Montgomery Street
                           9th Floor
                           San Francisco, CA 94105
                           Attn: Jonathan Rubens

         To Buyer:         Attachmate Corporation
                           3617 - 131st Avenue SE
                           Bellevue, WA 98006
                           Attn: Jeffrey Libby

         Copy to:          Stoel Rives LLP
                           600 University Street, Suite 3600
                           Seattle, Washington 98101-3197
                           Attn: Geoffrey G. Revelle, Esq.

13.5 No Third Party Interests. No person not a party to this Agreement will be entitled to the benefit hereof or incur any liability hereunder.

13.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms of this Agreement.

13.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

13.8 Entire Agreement; Amendments, Waivers and Consents. This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the Parties.


13.9 Schedules and Exhibits. The following schedules and exhibits are attached to and constitute part of this Agreement:

         Exhibit A  Form of  Confidentiality  and  Ownership  of  Developments
                    Agreement

         Exhibit B  Form of  Confidentiality,  Ownership of Developments,  and
                    Employee Retention Agreement

         Exhibit C  Form of Warranty Bill of Sale

         Exhibit D  Form of Assignment and Assumption Agreement
         Exhibit E  Form of Assignment of Lease
         Exhibit F  Form of List of Seller's Creditors and Claimants

         Schedule 1.16 - Permitted  Liens
         Schedule 4.4  - Real Property
         Schedule 4.5  - Personal  Property
         Schedule 4.6  - Contract
         Schedule 4.7  - Intellectual Property
         Schedule 4.8  - Financial Statements
         Schedule 4.10 - Accounts  Receivable
         Schedule 4.11 - Insurance
         Schedule 4.19 - Personnel Information
         Schedule 4.21 - Employee Plans

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.


                                       ENTERPRISE COMMUNICATIONS CONSULTING INC.

                                       -----------------------------------------
                                       By:      Jeffrey Libby
                                                Title:   Vice President


                                       INTERNET BUSINESS SOLUTIONS INC.

                                       -----------------------------------------
                                       By:      ________________________________
                                                Title:   _______________________


                                       EDNET INC.

                                       -----------------------------------------
                                       By:      ________________________________
                                                Title:   _______________________